Aetna Variable Fund
                           Aetna Variable Encore Fund
                               Aetna Income Shares
                                 Aetna GET Fund
                             Aetna Balanced VP, Inc.
                        Aetna Generation Portfolios, Inc.
                         Aetna Variable Portfolios, Inc.
                             Aetna Series Fund, Inc.

                                 CODE OF ETHICS

                                    Effective
                                  June 15, 2000

Introduction
--------------------------------------------------------------------------------

This Code of Ethics (the "Code") is adopted for each of the Funds (as defined below) in accordance with Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 thereunder. Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by Fund personnel in connection with their personal transactions in "securities held or to be acquired" by a Fund. "Security held or to be acquired" by a Fund includes any option to purchase or sell, and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a Fund. The Code is being adopted by each of the Funds and applies to directors/trustees ("Directors") and officers of each Fund.

The Boards of Trustees/Directors ("Board") of the Funds, including a majority of Directors who are not interested persons of the Funds, must approve the Code annually. The Board must also approve any material change to the Code no later than six months after adoption of the change. Before approving the Code or any amendment to the Code, the Board must receive a certification from the Fund that it has adopted procedures reasonably necessary to prevent its Reporting Persons from violating the Code.

Persons who are affiliated with the Funds and Aeltus Investment Management, Inc. ("Aeltus") are prohibited from using non-public information obtained in the course of their business for their personal benefit. This would include profiting at the expense of a Fund, purposefully trading ahead of a Fund and using his or her relationship with a Fund to obtain favors that would otherwise be unavailable to whomever receives them. This Code is designed to prevent such improper conduct.

Administration of the Code is the responsibility of the Chief Compliance Officer of Aeltus. Questions concerning the Code or any transactions that may be subject to provisions of the Code may be directed to the Chief Compliance Officer.

Enforcement of Code provisions is the responsibility of the Code of Ethics Review Committee ("Committee"). The Committee is comprised of Aeltus' Chief Compliance Officer, the President of the Funds, and legal counsel to the Funds. The Committee is responsible for investigating any reported or suspected violations of the Code. If the investigation discloses that a violation has occurred, the Committee has been given the authority by the Board to determine the appropriate sanction and to direct the Chief Compliance Officer to administer the sanction. The President of the Funds will provide the Board with a written report annually describing any issues arising under the Code since the last report to the Board, including material violations of the Code, the investigations conducted and any resulting sanctions.

Definitions
--------------------------------------------------------------------------------

       Whenever used in the Code, the following terms have the following meanings:

       1. "Pre-Clearance Officers" are those persons designated to pre-clear personal securities transactions and whose names are shown on Appendix A.

       2. "Reporting Person" (Appendix B) includes every person who is an officer or director of any Fund who meets the definition of "interested person" set forth in Section 2(a)(19) of the 1940 Act, but does not include any person meeting the above criteria who is subject to a code of ethics adopted by the Fund's adviser.

       3. "Disinterested Director" means those directors of the Fund who fall outside the definition of Reporting Person.

       4. "Restricted List" means the list, produced by the investment department of Aeltus for the Aeltus Compliance Department, that identifies those securities being purchased or sold for client (including Fund) accounts (unless pursuant to a program trading program) and other securities that are prohibited from purchase or sale by Fund accounts or employees for various reasons (e.g., large concentrated ownership positions or possession of material, non-public information).

       5.  "Security" means any security EXCEPT:

           o  shares of registered open-end investment companies (mutual funds);

           o securities issued by the U.S. government (but not its agencies or instrumentalities);

           o  bankers' acceptances;

           o  bank certificates of deposit;

           o  commercial paper;

           o money market instruments, including repurchase agreements and other high quality, short-term debt.

       These exceptions will hereinafter be referred to as "exempt securities."

       6. "Fund" means the following registered investment companies: Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna GET Fund, Aetna Balanced VP, Inc., Aetna Generation Portfolios, Inc., Aetna Variable Portfolios, Inc., and Aetna Series Fund, Inc.


Policy
--------------------------------------------------------------------------------

       Prohibited Conduct.

       It is unlawful for any Reporting Person or Disinterested Director:

       (1)    to employ any device, scheme or artifice to defraud any Fund;

       (2) to make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund; or

       (4) to engage in any manipulative practice with respect to any Fund.

       Priority of Client Interests.

       Each Reporting Person must give priority to the interests of the Funds over his or her own interest in making or maintaining a personal investment.

       To effect this policy, Reporting Persons may not execute a transaction in a security listed on the Restricted List on a day during which Aeltus has a pending order for that same security.

       Conflict with Clients.

       No Reporting Person may, on behalf of a personal account, buy, sell or transfer securities where such transaction would cause, or appear to cause, a conflict with the interests of a Fund.

       Responsibility to Disclose Possible Conflict Before Client Transaction.

       Before a Reporting Person recommends, directs, executes or participates in any security transaction involving a Fund, such Reporting Person will disclose to a Pre-Clearance Officer all relevant details concerning any possible conflict, or appearance of conflict, between his or her personal investments and the interests of a Fund. For example, the capitalization and trading volume of a security owned by a Reporting Person may be relevant in determining whether there is a possible conflict of interest if that Reporting Person participates in a decision to buy or sell that security for a Fund.

       Full Disclosure of Personal Securities Investments.

       Every Reporting Person, when requested by a Compliance Officer, will disclose all information about his or her personal securities investments.

       Within ten (10) calendar days of their employment start date, every Reporting Person must complete and return to the Aeltus Compliance Department the New Hire Holdings Report (see Appendix C), which describes all Securities holdings as of their employment start date.

       Within thirty (30) days of the end of the calendar year, every Reporting Person must complete and return to the Aeltus Compliance Department the Annual Report of Holdings (see Appendix D) which lists all Securities holdings.

       Change in Portfolio of a Fund.

       No Reporting Person may engage in any personal securities transaction on the basis of knowledge of: (i) a Fund's intention to buy or sell a Security; or (ii) a change or possible change in a Fund's investment strategy.

       Pre-Clearance of Trades.

       No Reporting Person may buy, sell or transfer by gift any Security unless the Reporting Person has obtained "Pre-Clearance" in accordance with the pre-clearance procedures described in the Procedures section of the Code. The foregoing pre-clearance requirement does not apply to Reporting Persons who are not employees of Aetna Inc. or any of its subsidiaries.

       Material Non-Public Information.

       No Reporting Person will trade or recommend trading in securities on the basis of material non-public information.

       Founder's Stock.

       No Reporting Person will purchase, or otherwise acquire in any manner, founder's stock of any corporation.

       Initial Public Offerings.

       No Reporting Person will purchase any security in an initial public offering.

       Non-Public Securities.

       Personal investments in non-public Securities or Securities obtained pursuant to a private placement offering are subject to the same rules as personal investments in publicly traded securities, including the Pre-Clearance process described in the Procedures section of the Code.

       In the event that a Reporting Person is granted permission to make a personal investment in non-public Securities or Securities obtained pursuant to a private placement, that Reporting Person will not participate in the consideration of whether the Funds should invest in that issuer's public or non-public Securities. Such investment decisions will be made exclusively by investment personnel with no personal investment in that issuer.

       Receipt of Gifts.

       No Reporting Person may receive any gift or other thing of more than de minimus value from any person or entity that does business with Aeltus, a Fund, or any other affiliates of Aeltus. A Reporting Person who receives a gift or other thing of more than de minimus value from any such person or entity should immediately contact Aeltus' Chief Compliance Officer to determine the proper disposition of such gift.

       Short-Term Trading.

       Reporting Persons should not engage in more than thirty securities transactions within a calendar quarter.

       Sanctions.

       Reporting Persons who breach the above policies may be subject to sanctions including, but not limited to, reprimand, disgorgement of profits, suspension and termination.

       Service as a Director or Officer.

       Absent prior approval of the Code of Ethics Review Committee, a Reporting Person may not serve as a director or an officer of a public or private company.

       Trading Restrictions for Disinterested Directors.

       Disinterested Directors are required to pre-clear and report a transaction in a security only if the Director knows, or in the ordinary course of fulfilling his official duties as a Director of a Fund, should have known, that during the 15 day period immediately preceding the date of the transaction in a Security by the Director that Security is or was purchased or sold by a Fund, such a purchase or sale is or was considered by a Fund or such a purchase or sale is being considered by a Fund within 15 days after the Director proposes to engage in a transaction in such Security.

       Aetna Inc. Securities

       All Reporting Persons may transact in Aetna Inc. securities without pre-clearance by Aeltus Compliance Department. All Reporting Persons must report transactions in Aetna Inc. securities on their Quarterly Securities Transactions Report and holdings of Aetna Inc. securities on their Annual Report of Holdings.

Procedures
--------------------------------------------------------------------------------

       Pre-Clearance of Investments.

       Reporting Persons who are required to pre-clear transactions in Securities (other than Exempt Securities) must obtain approval from a Pre-Clearance Officer prior to entering an order to buy, sell or transfer by gift all Securities, except where such transaction is $50,000 or less in value or less than 1,000 shares. Reporting Persons effecting transactions in the same Security within 5 business days of the last transaction in that Security must obtain pre-clearance approval regardless of the size of the transaction.

       Account For Which Pre-Clearance Is Required.

       Reporting Persons must obtain pre-clearance of trades for:

       1.     His or her own account;

       2. An account in which he or she has a beneficial interest and can influence investment decisions; and

       3.     A personal account of a member of his or her household.

       It is not necessary to obtain pre-clearance for investments that are made by an independent fiduciary (i.e., a discretionary account) on behalf of a Reporting Person or members of his or her household, securities purchased through an automatic payroll deduction program where the timing of purchases is controlled by someone other than the Reporting Person, purchases that are part of an automatic dividend reinvestment plan, and purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer. Sales of Securities obtained as a result of the exercise of such rights however, must be pre-cleared.

       Evaluation of Request for Pre-Clearance.

       A Pre-Clearance Officer will evaluate a request for Pre-clearance and consider whether the transaction would violate any provisions of the Code. In making such determination, a Pre-Clearance Officer may consider the following information:

       1.     The information regarding the transaction;

       2. Previously submitted requests for pre-clearance of personal trades;

       3. Information from the portfolio managers regarding securities currently under consideration for purchase or sale by the Funds;

       4. The Aeltus electronic trading system as to all securities owned by Aeltus' clients;

       5.     The Restricted List; and

       6.     Other appropriate sources.

       Response to Request for Pre-Clearance.

       A Pre-Clearance Officer's response to the request for Pre-clearance will include:

       1. Making a telephone call to the Reporting Person who requested Pre-clearance to either approve or deny the request, and

       2. Filing a copy of the Pre-Clearance form with the Aeltus Compliance Department (a sample copy of which is included as Appendix E).

       Time for which a Transaction is Approved.

       A Reporting Person who is required to obtain pre-clearance may authorize his or her broker to execute a transaction only on the day on which approval for that transaction is given. If the transaction is not completed on that day, the Reporting Person must once again obtain Pre-clearance for the transaction.

       Post-Execution Reporting.

       At the close of each calendar quarter, the Aeltus Compliance Department will forward a copy of the Personal Securities Transactions Quarterly Report (see Appendix F) to every Reporting Person. Within ten (10) calendar days of the end of each calendar quarter, every Reporting Person must complete and return to the Aeltus Compliance Department the Quarterly Report, which describes all reportable Securities transactions of personal investments executed during the preceding three months. Brokerage account statements may serve as a substitute for the Quarterly Report, if the information required to be disclosed on the Quarterly Report is contained in the brokerage account statements.

       Confidentiality.

       All information submitted to the Aeltus Compliance Department pursuant to Pre-clearance and Post-execution reporting procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self-regulatory agencies with regulatory authority over Aeltus as well as to Aeltus' and the Funds' auditors and legal advisors, if appropriate.

       Exceptions to Policy and Procedures.

       Because all fact situations cannot be contemplated, Aeltus' Chief Compliance Officer retains the authority to permit an exception to the above policies and procedures requested by persons subject to this Code when to do so is consistent with the interests of the Funds and is approved in writing.

       Distribution.

       This Code will be distributed to all Reporting Persons.

                                   APPENDIX A

                             Pre-Clearance Officers

          William Bartol                               (860) 275-2266

          Marlene Brigham                              (860) 275-2110

          Patricia Carabino                            (860) 275-4069

          Brian Kawakami                               (860) 275-3599

                                   APPENDIX B

                                Reporting Persons

                                Shaun P. Mathews
                                Therese M. Hogan

                                   APPENDIX C

                            NEW HIRE HOLDINGS REPORT

Date of Hire:  _____________, 200_

Filing of Report is required as of your employment start date of hire. You must file this report within ten (10) days of your association with a Fund. Please note that you do not have to report holdings of Exempt Securities (as defined in the Code of Ethics).

[  ] No Holdings To Report (Check if applicable)

Print Name ________________________________________

                                          Principal    Broker
Title of Security*    Number of Shares     Amount      or Bank    * Disclaimer (Check if applicable, give reasons)
------------------    ----------------    -------      -------      ----------



* The undersigned declares that the recording of the holding checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR MOST RECENT ACCOUNT STATEMENT(S) AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

Date: ______________________

Signature:  ________________________

PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.

                                   APPENDIX D

                  ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

Filing of Report is required within thirty (30) days of calendar year-end. Please note that you do not have to report holdings of Exempt Securities.

[   ] No Holdings To Report (Check if applicable)

Print Name ___________________________________


Title of        Quantity         Principal         Broker
Security          Held            Amount           or Bank         *Disclaimer  (Check if applicable, give reasons)
--------        -------          -------           -------          ----------



* The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

Date: ______________________

Signature:  ________________________

                                   APPENDIX E

                   REQUEST FOR PERSONAL SECURITIES TRANSACTION

                               PRE-CLEARANCE FORM

Name: _________________________________________________________________________

Department: ___________________________________________________________________

Date: _________________________________________________________________________

Time: _________________________________________________________________________

Security: _____________________________________________________________________


Type of Account

Individual _______   Joint ______     Spousal _____  Other: ___________________


Type of Transaction

Purchase ____________   Sale _____   Gift ___________ Other/Describe __________

Have you bought/sold the same or an equivalent security within the past 60 days? Yes __ No __

If yes, please discuss this transaction with the Compliance Department prior to entering into the transaction.

Transaction is Approved                                Denied

If Approved, approval valid for TRADE DATE:

Pre-Clearance Officer:

                                   APPENDIX F

                    QUARTERLY SECURITIES TRANSACTIONS REPORT

                      For Quarter Ending ____________, 200_

Filing of Report is required whether or not transactions occurred. Please note that you do not have to report transactions in Exempt Securities. If you have opened a new account this quarter, please check and complete below. This form must be filed within ten (10) days of the end of the calendar quarter.

[   ] No Transactions To Report (Check if applicable)

[   ] I opened a new account this quarter.  Name of Broker or Bank ____________
      Date Opened ____________________

Print Name _____________________________________

Trade                           ** Quantity     ** Quantity            Principal      Broker
Date     Title of Security*       Purchased         Sold      Price      Amount       or Bank   ***Disclaimer
------   ------------------       ---------       ---------   -----     -------       -------      ----------
         (including interest                                                                    (If applicable, give reasons)
         rate and maturity
         date, if applicable)

* The undersigned declares that the recording of the transaction checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described in the transaction.

** If you have acquired or disposed of a security in a transaction other than a purchase or sale (e.g., by gift), please describe the nature of the transaction.

*** The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

        Date: ______________  Signature: ______________________________________